EXHIBIT 21


                    PRECISION AUTO CARE, INC. SUBSIDIARIES


Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

WE JAC Corporation                                 Delaware
Worldwide Drying Systems, Inc.                     Colorado
Precision Tune Auto Care, Inc.                     Virginia
PTW, Inc.                                          Washington

Hydro Spray Car Wash Equipment Co., Ltd.           Delaware
Rocky Mountain Ventures, Inc.                      Colorado
Ralston Car Wash, Ltd.                             Colorado
Rocky Mountain Ventures II, Inc.                   Colorado
Miracle Partners, Inc.                             Delaware
Miracle Industries, Inc.                           Ohio
Indy Ventures, LLC                                 Indiana
Prema Properties, LLC                              Ohio
PAC Mexican Delaware Holding Company, Inc.         Delaware
PAC Mexican Holding Co., LLC                       Virginia
Precision Auto Care Mexico I S. de R.L. de C.V.    Mexico
Promotora de Franquicias Praxis S.A. de C.V.       Mexico
Praxis Afinaciones, S.A. de C.V.                   Mexico
Praxis Auto Parts, S.A. de C.V.                    Mexico
Praxis Afinaciones, Puerto Rico, Inc.              Puerto Rico
PTAC Franchise Corp                                Delaware
Precision Franchising, LLC                         Virginia
Acc-u-tune, Inc.                                   California
Bay Area Precision, Inc.                           California
National 60 Minute Tune, Inc.                      Washington
Sixar Occidente, S.A. de C.V                       Mexico
Sixar Afinaciones, S.A. de C.V                     Mexico
Premier Accesorios, S.A. de C.V                    Mexico
Sixar Afinaciones, S.A. de C.V                     Puerto Rico
Sixar Guadalajara, S.A. de C.V                     Mexico